Exhibit 99.1

Crane Co.	News

Contact:
Jason D. Feldman
Director, Investor Relations
203-363-7329
www.craneco.com

Crane Co. Reports Third Quarter Results

Third Quarter 2019 Highlights:

•	GAAP earnings per diluted share (EPS) of $1.19 compared to $1.59 in the third quarter of last year; excluding Special Items, EPS of $1.40 compared to $1.62 in the third quarter of last year.

•
Reducing 2019 GAAP EPS guidance to a range of $5.55-$5.75 vs. prior range of $6.00-$6.20 primarily reflecting an inventory correction by a large Crane Currency customer; excluding Special Items, reducing 2019 EPS guidance to a range of $5.90-$6.10 vs. prior range of $6.25-$6.45.

•	Revising 2019 free cash flow guidance (cash provided by operating activities less capital spending) to $285-$315 million vs. prior range $335-$365 million.
STAMFORD, CONNECTICUT - October 28, 2019 - Crane Co. (NYSE: CR), a diversified manufacturer of highly engineered industrial products, reported third quarter 2019 GAAP earnings per diluted share (EPS) of $1.19 compared to $1.59 per diluted share in the third quarter of 2018. Excluding Special Items, third quarter 2019 EPS of $1.40 compared to $1.62 in the third quarter of 2018. (Please see the attached Non-GAAP Financial Measures tables for a detailed reconciliation of reported results to adjusted measures.)
Third quarter 2019 sales were $772 million, a decrease of 10% compared to the third quarter of 2018. The sales decrease was comprised of a $69 million, or 8%, decline in core sales, a $12 million, or 1%, impact from unfavorable foreign exchange, and a $2 million impact from divestitures.

Third quarter 2019 operating profit was $109 million, a decline of 12% compared to $124 million in the third quarter of 2018. Operating profit margin was 14.2% compared to 14.5% last year. Excluding Special Items, third quarter 2019 operating profit was $114 million, a decline of 14% compared to $133 million in the third quarter of 2018. Excluding Special Items, operating profit margin of 14.8% compared to 15.5% last year. (Please see the attached Non-GAAP Financial Measures tables for a detailed reconciliation of reported results to adjusted measures.)

Max Mitchell, Crane Co. President and Chief Executive Officer commented: "Operationally, we delivered another solid quarter of results. However, at Crane Currency, U.S. Government sales and orders were well below our expectations. During our 3rd quarter, the Federal Reserve issued its annual Currency Print Order to the Bureau of Engraving and Printing; that order for finished banknotes to be delivered during the Federal Reserve’s next fiscal year ending September 30, 2020, was 18% lower than for fiscal 2019, attributed primarily to ‘the intentional use of accumulated unissued inventory.’ We have worked closely with our customer over the last several weeks to gain a deeper understanding of the situation. While U.S. currency in circulation continues to grow, modest overproduction in recent years has resulted in excess inventory, and our shipments will remain at reduced levels during a period of destocking. These inventory adjustments have happened in the past, and we do expect our shipments to revert back to normal levels in the following fiscal year. Consequently, we are reducing our 2019 EPS guidance, excluding Special Items, to a range of $5.90-$6.10, from our prior range of $6.25-$6.45. We remain very excited about the medium- and long-term demand profile for Crane Currency - both with the U.S. Government, as well as with our international customers - and we see many opportunities for growth and profit improvement at this business."

Third Quarter 2019 Segment Results
All comparisons detailed in this section refer to operating results for the third quarter 2019 versus the third quarter 2018.
Fluid Handling

	Third Quarter		Change
(dollars in millions)	2019	2018
Sales	$276	$279	$(3)	(1%)

Operating Profit	$35	$30	$5	16%
Operating Profit, before Special Items*	$38	$36	$2	6%

Profit Margin	12.8%	10.9%
Profit Margin, before Special Items*	13.8%	12.9%

*Please see the attached Non-GAAP Financial Measures tables
Sales decreased $3 million, or 1%, driven by $7 million, or 2%, of unfavorable foreign exchange, partially offset by $4 million, or 1.5%, of core growth. Operating margin increased to 12.8%, compared to 10.9% last year, primarily reflecting productivity, repositioning benefits and lower restructuring and related charges. Excluding Special Items, operating margin increased to 13.8%, a 90 basis point increase compared to 12.9% last year. Fluid Handling order backlog was $272 million at September 30, 2019, $280 million at December 31, 2018, and $298 million at September 30, 2018.

Payment & Merchandising Technologies

	Third Quarter		Change
(dollars in millions)	2019	2018
Sales	$249	$327	$(79)	(24%)

Operating Profit	$35	$57	$(22)	(39%)
Operating Profit, before Special Items*	$36	$61	$(25)	(40%)

Profit Margin	14.1%	17.5%
Profit Margin, before Special Items*	14.5%	18.5%

*Please see the attached Non-GAAP Financial Measures tables
Sales decreased $79 million, or 24%, driven by $71 million, or 22%, of core decline, $5 million, or 2%, of unfavorable foreign exchange and a $2 million impact from a divestiture. Operating margin declined to 14.1%, from 17.5% last year, primarily reflecting lower volumes, partially offset by productivity, repositioning benefits and lower acquisition related charges. Excluding Special Items, operating margins declined to 14.5% from 18.5% last year.
Aerospace & Electronics

	Third Quarter		Change
(dollars in millions)	2019	2018
Sales	$197	$190	$8	4%

Operating Profit	$47	$43	$5	11%
Operating Profit, before Special Items*	$48	$43	$6	13%

Profit Margin	23.9%	22.4%
Profit Margin, before Special Items*	24.4%	22.5%

*Please see the attached Non-GAAP Financial Measures tables
Sales increased $8 million, or 4%, driven by higher core sales. Operating margin improved to 23.9%, from 22.4% last year, primarily reflecting productivity and operating leverage on higher volumes. Excluding Special Items, operating margin improved to 24.4%, from 22.5% last year. Aerospace & Electronics' order backlog was $564 million at September 30, 2019, $447 million at December 31, 2018, and $445 million at September 30, 2018.

Engineered Materials

	Third Quarter		Change
(dollars in millions)	2019	2018
Sales	$50	$60	$(10)	(17%)

Operating Profit	$6	$9	$(3)	(32%)

Profit Margin	11.8%	14.5%
Sales decreased $10 million, or 17%, driven primarily by lower sales to Recreational Vehicle customers. Operating margin declined to 11.8%, from 14.5%, primarily reflecting lower volumes.

Updating Full Year 2019 Guidance
We are updating our full year 2019 GAAP EPS guidance to a range of $5.55-$5.75 compared to our prior range of $6.00-$6.20 primarily reflecting lower expected Crane Currency sales to the U.S. Government. Excluding Special Items, we are reducing our full year 2019 EPS guidance to a range of $5.90-$6.10 compared to our prior range of $6.25-$6.45.

Full year 2019 free cash flow (cash provided by operating activities less capital spending) is now expected to be in a range of $285 million to $315 million, compared to our prior range of $335 million to $365 million. (Please see the attached Non-GAAP Financial Measures tables.)

Additional Information
Additional information with respect to the Company’s asbestos liability and related accounting provisions and cash requirements is set forth in the Current Report on Form 8-K filed with a copy of this press release.

Conference Call
Crane Co. has scheduled a conference call to discuss the third quarter financial results on Tuesday, October 29, 2019 at 10:00 A.M. (Eastern). All interested parties may listen to a live webcast of the call at http://www.craneco.com. An archived webcast will also be available to replay this conference call directly from the Company’s website under Investors, Events & Presentations. Slides that accompany the conference call will be available on the Company’s website.

Crane Co. is a diversified manufacturer of highly engineered industrial products. Founded in 1855, Crane Co. provides products and solutions to customers in the chemicals, oil & gas, power, automated payment solutions, banknote design and production and aerospace & defense markets, along with a wide range of general industrial and consumer related end markets. The Company has four business segments: Fluid Handling, Payment & Merchandising Technologies, Aerospace & Electronics and Engineered Materials. Crane Co. has approximately 12,000 employees in the Americas, Europe, the Middle East, Asia and Australia. Crane Co. is traded on the New York Stock Exchange (NYSE:CR). For more information, visit www.craneco.com.

This press release may contain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These statements are based on the management’s current beliefs, expectations, plans, assumptions and objectives regarding Crane Co.’s future financial performance and are subject to significant risks and uncertainties. Any discussions contained in this press release, except to the extent that they contain historical facts, are forward-looking and accordingly involve estimates, assumptions, judgments and uncertainties. There are a number of factors that could cause actual results or outcomes to differ materially from those addressed in these forward-looking statements. Such factors are detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and subsequent reports filed with the Securities and Exchange Commission. Such reports are available on the Securities Exchange Commission’s website (www.sec.gov). Crane Co. does not undertake to update any forward-looking statements.

(Financial Tables Follow)

CRANE CO.
Income Statement Data
(in millions, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Net sales:
Fluid Handling	$276.1	$278.7	$840.4	$822.1
Payment & Merchandising Technologies	248.9	327.4	843.7	944.2
Aerospace & Electronics	197.2	189.5	596.3	547.0
Engineered Materials	50.1	60.2	165.2	192.5
Total net sales	$772.3	$855.8	$2,445.6	$2,505.8

Operating profit (loss):
Fluid Handling	$35.4	$30.4	$106.8	$88.0
Payment & Merchandising Technologies	35.1	57.3	124.8	139.8
Aerospace & Electronics	47.2	42.5	141.4	120.0
Engineered Materials	5.9	8.7	22.8	32.4
Corporate	(14.3)	(15.0)	(50.0)	(49.0)
Total operating profit	109.3	123.9	345.8	331.2

Interest income	0.6	0.5	1.9	1.7
Interest expense	(11.7)	(12.3)	(35.0)	(39.8)
Miscellaneous, net	(4.5)	5.7	3.9	13.9
Income before income taxes	93.7	117.8	316.6	307.0
Provision for income taxes	21.1	20.7	70.5	60.6
Net income before allocation to noncontrolling interests	72.6	97.1	246.1	246.4
Less: Noncontrolling interest in subsidiaries' earnings	0.1	0.1	0.2	—
Net income attributable to common shareholders	$72.5	$97.0	$245.9	$246.4

Share Data:
Earnings per diluted share	$1.19	$1.59	$4.05	$4.04

Average diluted shares outstanding	60.8	61.1	60.8	61.1
Average basic shares outstanding	60.0	59.7	59.9	59.7

Supplemental Data:
Cost of sales	$494.4	$544.8	$1,557.4	$1,611.6
Selling, general & administrative	168.6	178.4	542.4	542.6
Acquisition & integration related charges *	0.2	2.1	3.7	11.3
Repositioning related charges *	4.5	6.6	16.2	9.1
Depreciation and amortization *	27.9	27.8	84.2	84.1
Stock-based compensation expense *	5.6	4.9	16.8	16.1
* For 2019, amounts included within cost of sales and selling, general & administrative costs.
Totals may not sum due to rounding

CRANE CO.
Condensed Balance Sheets
(in millions)

	September 30, 2019	December 31, 2018
Assets
Current assets
Cash and cash equivalents	$388.8	$343.4
Accounts receivable, net	534.2	515.8
Current insurance receivable - asbestos	16.0	16.0
Inventories, net	445.5	411.5
Other current assets	72.4	76.2
Total current assets	1,456.9	1,362.9

Property, plant and equipment, net	581.8	599.1
Long-term insurance receivable - asbestos	60.9	75.0
Other assets	653.4	602.0
Goodwill	1,405.5	1,403.7

Total assets	$4,158.5	$4,042.7

Liabilities and Equity
Current liabilities
Notes payable and current maturities of long-term debt	$7.4	$6.9
Accounts payable	257.0	329.2
Current asbestos liability	66.0	66.0
Accrued liabilities	307.6	337.1
Income taxes	11.0	1.0
Total current liabilities	649.0	740.2

Long-term debt	934.9	942.3
Long-term deferred tax liability	69.7	53.2
Long-term asbestos liability	408.2	451.3
Other liabilities	396.7	328.6

Total equity	1,700.0	1,527.1

Total liabilities and equity	$4,158.5	$4,042.7

Totals may not sum due to rounding

CRANE CO.
Condensed Statements of Cash Flows
(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Operating activities:
Net income attributable to common shareholders	$72.5	$97.0	$245.9	$246.4
Noncontrolling interest in subsidiaries' earnings	0.1	0.1	0.2	—
Net income before allocations to noncontrolling interests	72.6	97.1	246.1	246.4
Loss on deconsolidation of joint venture	—	—	1.2	—
Unrealized loss on marketable securities	3.1	—	—	—
Realized gain on marketable securities	(1.1)	—	(1.1)	—
Depreciation and amortization	27.9	27.8	84.2	84.1
Stock-based compensation expense	5.6	4.9	16.8	16.1
Defined benefit plans and postretirement cost (credit)	3.6	(3.9)	(0.4)	(11.6)
Deferred income taxes	8.0	13.5	18.8	24.5
Cash provided by (used for) operating working capital	14.3	4.5	(157.1)	(41.3)
Defined benefit plans and postretirement contributions	(0.9)	(39.3)	(6.0)	(55.8)
Environmental payments, net of reimbursements	(2.5)	(1.2)	(6.5)	(5.4)
Other	(1.0)	(0.9)	4.0	11.8
Subtotal	129.6	102.5	200.0	268.8
Asbestos related payments, net of insurance recoveries	(11.1)	(11.5)	(29.0)	(46.4)
Total provided by operating activities	118.5	91.0	171.0	222.4

Investing activities:
Capital expenditures	(14.8)	(31.6)	(50.9)	(75.6)
Proceeds from disposition of capital assets	0.4	0.8	1.3	1.3
Impact of deconsolidation of joint venture	—	—	(0.2)	—
Purchase of marketable securities	—	—	(8.8)	—
Proceeds from sale of marketable securities	9.9	—	9.9	—
Payments for acquisitions, net of cash acquired	—	24.3	—	(648.0)
Total used for investing activities	(4.5)	(6.5)	(48.7)	(722.3)

Financing activities:
Dividends paid	(23.4)	(20.9)	(70.1)	(62.7)
Reacquisition of shares on open market	—	—	—	(25.0)
Stock options exercised, net of shares reacquired	1.4	7.5	2.6	12.5
Debt issuance costs	—	—	—	(5.4)
Repayment of long-term debt	(1.7)	(0.8)	(4.5)	(450.8)
Repayment of short-term debt	—	—	—	(100.0)
Proceeds from issuance of long-term debt	—	4.1	3.0	554.1
Proceeds from issuance of short-term debt	—	—	—	100.0
(Repayment of) proceeds from issuance of commercial paper, net	—	(65.1)	—	106.3
Total (used for) provided by financing activities	(23.7)	(75.2)	(69.0)	129.0

Effect of exchange rate on cash and cash equivalents	(8.5)	(3.9)	(7.9)	(11.7)
Increase (decrease) in cash and cash equivalents	81.8	5.4	45.4	(382.6)
Cash and cash equivalents at beginning of period	307.0	318.2	343.4	706.2
Cash and cash equivalents at end of period	$388.8	$323.6	$388.8	$323.6

Totals may not sum due to rounding

CRANE CO.
Order Backlog
(in millions)

	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
Fluid Handling	$272.1	$274.9	$284.8	$279.6	$297.7
Payment & Merchandising Technologies	291.8	286.8	322.2	331.5	359.0
Aerospace & Electronics	564.3	502.8	487.1	446.6	445.1
Engineered Materials	10.1	11.5	12.3	14.9	10.3
Total backlog	$1,138.3	$1,076.0	$1,106.4	$1,072.6	$1,112.1

Totals may not sum due to rounding

CRANE CO.
Non-GAAP Financial Measures
(in millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,		Percent Change September 30, 2019
	2019	2018	2019	2018	Three Months	Nine Months
INCOME ITEMS
Net sales	$772.3	$855.8	$2,445.6	$2,505.8	(9.8)%	(2.4)%

Operating profit	109.3	123.9	345.8	331.2	(11.8)%	4.4%
Percentage of Sales	14.2%	14.5%	14.1%	13.2%

Special Items impacting Operating Profit:
Inventory step-up and backlog amortization	—	0.3	—	8.8
Acquisition & integration related charges	0.2	2.1	3.7	11.3
Repositioning related charges	4.5	6.6	16.2	9.1
Operating profit before special items	$114.0	$132.9	$365.7	$360.4	(14.2)%	1.5%
Percentage of sales	14.8%	15.5%	15.0%	14.4%

Net Income Attributable to Common Shareholders	$72.5	$97.0	$245.9	$246.4
Per Share	$1.19	$1.59	$4.05	$4.04	(25.2)%	0.2%

Special items impacting net income attributable to common shareholders:
Inventory step-up and backlog amortization - net of tax	—	0.2	—	6.7
Per share		$0.00		$0.11
Acquisition & integration related charges - net of tax	0.1	1.7	2.6	8.6
Per share	$0.00	$0.03	$0.04	$0.14
Repositioning related charges - net of tax	6.2	5.1	16.6	7.0
Per share	$0.10	$0.08	$0.27	$0.11
Unrealized loss on marketable securities - net of tax	2.5	—	—	—
Per share	$0.04
Realized gain on marketable securities - net of tax	(0.8)	—	(0.8)	—
Per share	$(0.01)		$(0.01)
Incremental financing costs associated with acquisition - net of tax	—	—	—	2.1
Per share				$0.03
Deconsolidation of joint venture - net of tax	—	—	0.8	—
Per share			$0.01
Impact of non-cash pension cost adjustment - net of tax *	4.5	—	4.5	—
Per share	$0.07		$0.07
Impact of tax law change	—	(5.1)	—	(5.6)
Per share		$(0.08)		$(0.09)
Net income attributable to common shareholders before special items	$85.0	$98.8	$269.6	$265.1	(14.1)%	1.7%
Per diluted share	$1.40	$1.62	$4.44	$4.34	(13.6)%	2.3%
Totals may not sum due to rounding
* Non-service pension cost adjustment related to a reduction in expected pension returns.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Special items impacting provision for income taxes
Provision for income taxes - GAAP basis	$21.1	$20.7	$70.5	$60.6
Tax effect of inventory step-up and backlog amortization	—	—	—	2.1
Tax effect of acquisition & integration related charges	0.1	0.4	1.1	2.7
Tax effect of repositioning related charges	(1.7)	1.5	(0.3)	2.1
Tax effect of unrealized loss on marketable securities	0.7	—	—	—
Tax effect of realized gain on marketable securities	(0.3)	—	(0.3)	—
Tax effect of incremental financing costs associated with acquisition	—	—	—	0.6
Tax effect of deconsolidation of joint venture	—	—	0.4	—
Tax effect of impact of non-cash pension cost adjustment *	1.3	—	1.3	—
Impact of tax law change	—	5.1	—	5.6
Provision for income taxes - non-GAAP basis	$21.2	$27.7	$72.7	$73.7
Totals may not sum due to rounding
* Non-service pension cost adjustment related to a reduction in expected pension returns.

SEGMENT INFORMATION:
	For the three months ended September 30, 2019
	Fluid Handling	Payment & Merchandising Technologies	Aerospace & Electronics	Engineered Materials	Corporate	Total Company
Net sales	$276.1	$248.9	$197.2	$50.1	$—	$772.3

Operating profit - GAAP	35.4	35.1	47.2	5.9	(14.3)	109.3
Acquisition & integration related charges	—	0.1	—	—	0.1	0.2
Repositioning related charges	2.6	0.9	1.0	—	—	4.5
Operating profit before special items	$38.0	$36.1	$48.2	$5.9	$(14.2)	$114.0
Percentage of sales	13.8%	14.5%	24.4%	11.8%		14.8%

	For the three months ended September 30, 2018
	Fluid Handling	Payment & Merchandising Technologies	Aerospace & Electronics	Engineered Materials	Corporate	Total Company
Net Sales	$278.7	$327.4	$189.5	$60.2	$—	$855.8

Operating profit - GAAP	30.4	57.3	42.5	8.7	(15.0)	123.9
Inventory step-up and backlog amortization	—	0.3	—	—	—	0.3
Acquisition & integration related charges	—	2.1	—	—	—	2.1
Repositioning related charges	5.5	0.9	0.2	—	—	6.6
Operating profit before special items	$35.9	$60.6	$42.7	$8.7	$(15.0)	$132.9
Percentage of sales	12.9%	18.5%	22.5%	14.5%		15.5%

Totals may not sum due to rounding

CRANE CO.
Guidance
(in millions, except per share data)

	2019 Full Year Guidance
2019 Earnings Per Share Guidance	Low	High

Earnings Per Share - GAAP basis	$5.55	$5.75
Repositioning Costs	0.18	0.18
M&A Related, net	0.07	0.07
Non-cash pension cost adjustment *	0.10	0.10
Earnings Per Share - Non-GAAP basis	$5.90	$6.10
* Non-service pension cost adjustment related to a reduction in expected pension returns.

CASH FLOW ITEMS

	Three Months Ended September 30,		Nine Months Ended September 30,		2019 Full Year Guidance
	2019	2018	2019	2018	Low	High

Cash provided by operating activities before asbestos-related payments	$129.6	$102.5	$200.0	$268.8	$415.0	$445.0
Asbestos-related payments, net of insurance recoveries	(11.1)	(11.5)	(29.0)	(46.4)	(50.0)	(50.0)
Cash provided by operating activities	118.5	91.0	171.0	222.4	365.0	395.0
Less: Capital expenditures	(14.8)	(31.6)	(50.9)	(75.6)	(80.0)	(80.0)
Free cash flow	$103.7	$59.4	$120.1	$146.8	$285.0	$315.0
Totals may not sum due to rounding

Certain non-GAAP measures have been provided to facilitate comparison with the prior year.
The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, management believes that non-GAAP financial measures which exclude certain non-recurring items present additional useful comparisons between current results and results in prior operating periods, providing investors with a clearer view of the underlying trends of the business. Management also uses these non-GAAP financial measures in making financial, operating, planning and compensation decisions and in evaluating the Company's performance.

In addition, Free Cash Flow provides supplemental information to assist management and investors in analyzing the Company’s ability to generate liquidity from its operating activities. The measure of Free Cash Flow does not take into consideration certain other non-discretionary cash requirements such as, for example, mandatory principal payments on the Company's long-term debt. Non-GAAP financial measures, which may be inconsistent with similarly captioned measures presented by other companies, should be viewed in addition to, and not as a substitute for, the Company’s reported results prepared in accordance with GAAP.